CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-262268 on Form S-6 of our report dated March 16, 2022, relating to the financial statements of FT 9951, comprising International Capital Strength Portfolio, Series 54 and SMid Capital Strength Portfolio, Series 54, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 16, 2022